UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 27, 2025

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.

001-37976	Southwest Gas Holdings, Inc.	Delaware	81-3881866
8360 S. Durango Dr.
Las Vegas, Nevada 89113
(702) 876-7237

001-7850	Southwest Gas Corporation	California	88-0085720
8360 S. Durango Dr.
Las Vegas, Nevada 89113
(702) 876-7237

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Southwest Gas Holdings, Inc.:

Title of each class	Trading Symbol	Name of each exchange on which registered
Southwest Gas Holdings, Inc. Common Stock, $1 Par Value	SWX	New York Stock Exchange
Southwest Gas Corporation:
None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.
Amendment to Southwest Gas Corporation Revolving Credit Agreement
On June 27, 2025, Southwest Gas Corporation entered into the First Amendment to Credit Agreement (the “First Amendment”) to its Revolving Credit Agreement, dated as of August 1, 2024, with the lenders party thereto, and Bank of America, N.A., as Administrative Agent and Swingline Lender.
The First Amendment, among other things, added a swingline
sub-facility
and added a
one-week
interest period option with an interest rate equal to Daily Simple SOFR (as defined in the First Amendment) plus 0.03839% plus the applicable margin.
The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1*	First Amendment to Credit Agreement, dated as of June 27, 2025, to the Revolving Credit Agreement, dated as of August 1, 2024, by and among Southwest Gas Corporation, the lenders party thereto, and Bank of America, N.A., as Administrative Agent and Swingline Lender.

104	Cover Page formatted in Inline XBRL

*	Certain personal information in this exhibit has been omitted in accordance with Regulation S-K Item 601(a)(6).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST GAS HOLDINGS, INC.

July 2, 2025	/s/ Catherine M. Mazzeo
Catherine M. Mazzeo
Senior Vice President/Chief Legal, Safety & Compliance Officer and Corporate Secretary

SOUTHWEST GAS CORPORATION

July 2, 2025	/s/ Catherine M. Mazzeo
Catherine M. Mazzeo
Senior Vice President/Chief Legal, Safety & Compliance Officer and Corporate Secretary